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FOR IMMEDIATE RELEASE

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CONTACT:   INVESTORS:                                MEDIA:
           Kevin F. McLaughlin                       Janice M. McCourt
           Senior Vice President &                   Vice President of Operations &
           Chief Financial Officer                   Director of Corporate Communications
           (617) 494-8400 ext. 2274                  (617) 494-8400 ext. 2330
           email: kevin.mclaughlin@praecis.com       email: janice.mccourt@praecis.com
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                      PRAECIS PHARMACEUTICALS INCORPORATED
                   HIGHLIGHTS NEW THERAPEUTIC PROGRAMS AT THE
                 JP MORGAN H&Q 19TH ANNUAL HEALTHCARE CONFERENCE

CAMBRIDGE, MA, January 11, 2001. PRAECIS PHARMACEUTICALS INCORPORATED (Nasdaq:
PRCS) presented a company overview today at the JP Morgan H&Q 19th Annual Healthcare Conference in San Francisco. The presentation was webcast live and will be available for replay for a period of one week on PRAECIS' website at www.praecis.com under "Investor Relations."

PRAECIS discussed its compounds in clinical development for the treatment of prostate cancer, endometriosis, pain management and Alzheimer's disease. The Company confirmed the submission to the U.S. Food and Drug Administration (FDA) of a New Drug Application (NDA) for abarelix depot, the first in a new class of prostate cancer drugs called GnRH antagonists. Abarelix depot avoids stimulating the secretion of testosterone, a male hormone that causes the growth of most prostate cancers, and causes a rapid reduction of testosterone. The Company also presented an update on its clinical studies of abarelix depot for the treatment of endometriosis and stated that it expects the next pivotal endometriosis clinical study to begin during the first quarter of 2001.

The Company announced the initiation in January 2001 of a phase II study of Latranal, its proprietary topical composition for the treatment of localized muscle, tendon or neuropathic pain. The Company intends to enroll 300 patients suffering from lower back pain in this randomized, placebo controlled study and expects to have interim results of the study during the third quarter of 2001.

The Company also reviewed the results of recent preclinical studies of Apan, the Company's drug candidate in development for the treatment of Alzheimer's disease. The hallmark of Alzheimer's disease is the accumulation of plaque-like deposits in the brain that are composed largely of a peptide called beta-amyloid. A large body of clinical, biochemical and genetic evidence has led to the theory that when beta-amyloid molecules aggregate they become toxic to nerve cells, and that this toxicity leads to the development and progression of Alzheimer's disease. Preclincal experiments have shown that Apan specifically inhibits the aggregation of beta-amyloid and its associated nerve cell toxicity. Alzheimer's disease, and the associated accumulation of beta-amyloid in the brain, is often thought of as a defect in the ability to clear beta-amyloid from the brain into the

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cerebral spinal fluid (CSF). Both humans and transgenic mice with Alzheimer's disease plaques show increased levels of beta-amyloid in the brain and decreased levels in the CSF. Transgenic mice treated with Apan show significant increases in beta-amyloid levels in the CSF, suggesting that Apan is able to mobilize beta-amyloid in the brain and facilitate its clearance.

Commenting on these results, John H. Growdon, M.D., a Professor of Neurology at Harvard Medical School and a Director of the Alzheimer's Disease Research Center at the Massachusetts General Hospital stated, "The significant increase in beta-amyloid levels in the CSF of the transgenic mice treated with Apan suggests that this compound could alter the course of Alzheimer's disease by a novel mechanism."

The Company confirmed the submission to the FDA in December 2000 of an Investigational New Drug Application (IND) for Apan and its expectation of initiating a phase I clinical trial during the first quarter of 2001.

In addition, the Company gave an overview of its product pipeline, and disclosed that, in addition to its four compounds in clinical development, it currently has seven compounds in preclinical development. The Company briefly discussed several of its preclinical research programs. Those highlighted included a program in inflammatory disease therapeutics targeting NF-kB, a central mediator of inflammation, and a program in HIV therapeutics targeting CCR5, the molecular entry point for the AIDS virus. The Company also provided a brief overview of its Rel-Ease-TM- technology, which has been used to produce abarelix and other compounds in sustained release formulations. The Company discussed its plans to use its Rel-Ease technology to create sustained release formulations of approved drugs, as well as potential products discovered using its proprietary LEAP-TM-technology.

The Company stated that its goal is to file two IND's in 2001 and estimated that within seven years the total combined market opportunity of its product pipeline could be in excess of $7.0 billion.

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP-TM- (Ligand Evolution to Active Pharmaceuticals) technology. LEAP combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS successfully employed LEAP in the development of abarelix depot, its lead candidate for the treatment of prostate cancer and endometriosis. PRAECIS also has programs in Alzheimer's disease, pain management and AIDS.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE FILING OF AN NDA FOR ABARELIX DEPOT, THE INITIATION OF ADDITIONAL ENDOMETRIOSIS CLINICAL STUDIES, THE CONTINUATION OF CLINICAL STUDIES OF LATRANAL AND THE EXPECTED PROGRESS OF THOSE STUDIES, THE RESULTS OF PRELIMINARY APAN PRECLINICAL STUDIES, THE

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FILING OF AN IND FOR APAN AND THE INITIATION OF APAN CLINICAL STUDIES, THE
STATUS OF CERTAIN PRECLINICAL STUDIES OF NF-KB AND CCR5, AND PRAECIS' PLANS FOR USE OF ITS REL-EASE-TM-TECHNOLOGY. THESE STATEMENTS ARE BASED ON PRAECIS' CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS. THESE INCLUDE, BUT ARE NOT LIMITED TO, UNEXPECTED RESULTS IN ONGOING AND FUTURE PRECLINICAL TESTING OR CLINICAL TRIALS, THE NEED FOR ADDITIONAL RESEARCH AND TESTING, DELAYS IN MANUFACTURING, ACCESS TO CAPITAL AND FUNDING, AND THE TIMING AND CONTENT OF DECISIONS MADE BY THE U.S. FOOD AND DRUG ADMINISTRATION, AS WELL AS THE RISKS SET FORTH FROM TIME TO TIME IN PRAECIS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN PRAECIS' MOST RECENT FORM 10-Q.

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